UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.        )

☒ Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Unisys Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fees paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V65313-P23187-Z89176 UNISYS CORPORATION 801 LAKEVIEW DRIVE, SUITE 100 BLUE BELL, PA 19422 UNISYS CORPORATION 2025 Annual Meeting Vote by May 7, 2025 11:59 PM ET You invested in UNISYS CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 8, 2025. Vote Virtually at the Meeting* May 8, 2025 8:00 a.m., Eastern Time Virtually at: www.virtualshareholdermeeting.com/UIS2025 Get informed before you vote View the Notice of 2025 Annual Meeting and Proxy Statement and 2024 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 24, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V65314-P23187-Z89176 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors Nominees: 1a. Peter Altabef For 1b. Nathaniel A. Davis For 1c. Matthew J. Desch For 1d. Philippe Germond For 1e. Deborah Lee James For 1f. John A. Kritzmacher For 1g. Paul E. Martin For 1h. Regina M. Paolillo For 1i. Troy K. Richardson For 1j. Roxanne Taylor For 1k. Michael M. Thomson For 2. Advisory vote to approve executive compensation. For 3. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2025. For 4. Approve the amendment to the Unisys Corporation 2024 Long-Term Incentive and Equity Compensation Plan. For 5. Approve the amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting provisions. For 6. Approve the amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law. For 7. Approve the amendment to the Company’s Restated Certificate of Incorporation to clarify the indemnification provisions. For